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                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13d-1(k)(1)

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

         Dated: October 17, 2005


                                 TRIAGE MANAGEMENT L.P.

                                 Triage Capital LF Group LLC, as general partner


                                 By: /s/ Leonid Frenkel
                                     -----------------------------
                                     Name:  Leonid Frenkel
                                     Title: Managing Member

                                 TRIAGE CAPITAL LF GROUP LLC


                                 By: /s/ Leonid Frenkel
                                     -----------------------------
                                     Name:  Leonid Frenkel
                                     Title:  Managing Member


                                 By: /s/ Leonid Frenkel
                                     -----------------------------
                                     Name:  Leonid Frenkel